No. __________                       All Funds quoted in CDN [$________________]



Dated:    June _____________, 2000



                                AUTOCO.COM, INC.

          9% SECURED EXTENDABLE CONVERTIBLE DEBENTURE DUE JUNE 30, 2001


The security represented by this certificate has not been registered under the Securities Act of 1933, as amended (the "1933 Act"). Such security may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the United States or a to a United States resident except pursuant to an effective registration statement under the 1933 Act or an available exemption therefrom.


         THIS DEBENTURE dated June 16, 2000 (the "Issue Date") is one of a series of Debentures in the aggregate principal amount of not more than One Million Five Hundred Thousand ($1,500,000.00) Dollars (CDN) and is duly authorized and issued by Autoco.com, Inc., a Minnesota corporation having a principal place of business at Suite 630, 840 - 6th Avenue S.W., Calgary, Alberta, Canada T2P 3E5 (the "Company"), designated as the Company's nine (9%) per cent Secured, Extendable, Convertible Debentures, due June 30, 2001 (the "Debentures").

         FOR VALUE RECEIVED, the Company promises to pay to ____________________ or registered assigns (the "Holder"), the principal sum of ________________ ($ _________) DOLLARS, on or prior to June 30, 2001 or such earlier date as the Debentures are required to be repaid as provided hereunder (the "Maturity Date") or at any time during the Extended Maturity Period as defined in section 2.2 hereof, and to pay interest to the Holder on the principal sum at the rate of 9% per annum, payable upon conversion as provided hereunder, or on the Maturity Date if not earlier converted or during the Extended Maturity Period upon payment or conversion of this Debenture as provided hereunder. Interest shall accrue on the unpaid principal balance commencing on the Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall be calculated on the basis of a 365 day year and for the actual number of days elapsed. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding the registration and transfers of the Debentures (the "Debenture Register") in arrears.

         This Debenture is subject to the following additional terms and conditions and the Holder is entitled to the benefits set out herein:

                   ARTICLE 1 - DEFINITIONS AND INTERPRETATION
                   ------------------------------------------

1.1      Definitions
         -----------

         For the purposes of this Debenture, in addition to the words or expressions defined herein and in Article 6.1, the following words and expressions shall have the following meanings, respectively:

         (a)      "Board" means the board of directors of the Company;

         (b) "Business Day" means a day other than a Saturday, Sunday or any other day that is a statutory or civic holiday in the City of Calgary;

         (c) "Charge" means the Security Interests created or expressed to be created or required to be created by the Company pursuant to Article 5 or any other provision of this Debenture;

         (d) "Common Shares" means the common shares in the capital of the Company bearing such designation, as such shares exist on the issue date of this Debenture, provided that in the event of any adjustment of conversion rights pursuant to Section 4.3, "Common Shares" shall thereafter mean the shares or other securities or property resulting from such adjustment and any shares of any other class of the shares in the capital of the Company resulting from the reclassification or change of such Common Shares;

         (e) "Conversion Basis" means one (1) Unit for each Fifty ($0.50) Cents due under this Debenture, subject to adjustment as provided in Section 4.3;

         (f) "Conversion Date" means 10:00 a.m. (Calgary time) on the effective date of conversion as provided in Section 4.2(d).

         (g)      "Conversion Price" per Unit means the lesser of:

                  (i)   Fifty ($0.50) Cents;
                  (ii) The lowest price at which Common shares of the Company were issued subsequent to the date of this Debenture; or
                  (iii) The 20 day weighted average trading price of the Common shares of the Company for the 20 trading days immediately prior to Conversion;

                  all subject to adjustment as provided in Section 4.3;

         (h) "Debenture" means this secured, extendable, non-negotiable convertible debenture of the Company in the principal sum set out on the face page of this Debenture;

         (i)      "Event of Default" means any of the events described in
                  Section 8.1;

         (j) "Holder" means the holder identified on the face page of this Debenture, or its assignees or successors;

         (k) "Indebtedness" shall mean, at any time and from time to time, all of the indebtedness, whether for principal, accrued interest or otherwise, and any liability and obligations of the Company to the Holder hereunder;

         (l) "Maturity Date" means 10:00 a.m. (Calgary time) on the date set out on the face page of this Debenture;

         (m) "Mortgaged Property" means the property, assets, intellectual property rights and undertaking of the Company which are subject to the Charge and shall be deemed to refer to any part or parts thereof as the context may require;

         (n)      "Permitted Encumbrances" means

                  (i) any and all Security Interests against the Company or its subsidiaries or any of their property or assets existing as of the date of this Debenture (whether or not registered as of the date hereof) or which are granted hereafter;

                  (ii) liens for taxes, assessments and governmental charges which are not due or the validity of which is being diligently contested in good faith by or on behalf of the Company; provided that if so requested by the Holder, there shall have been deposited with the Holder, a court or the assessing authority security satisfactory to the Holder for the payment of any contested amount;

                  (iii) undetermined or inchoate liens incurred or created in the ordinary course of business as security in favour of the person who is conducting operations on the property to which such liens relate for the Company's proportionate share of the costs and expenses of such operation, which have not been filed pursuant to Applicable Laws or otherwise become operative, and which relate to obligations not due or delinquent;

                  (iv) mechanics', builders' and material men's liens arising by operation of law and in respect of services rendered or goods supplied for which payment is not due or delinquent;

                  (v) the lien or any right of distress reserved in or exercisable under any real property lease for rent or otherwise to effect compliance with the terms of such lease, in respect of which the Company is not in default;

                  (vi) the right reserved to or vested in any municipality or government or other public authority by the terms of any lease, licence, franchise, grant or permit or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

                  (vii) rights of general application reserved to or vested in any governmental authority to levy taxes on leased substances or any of them or the income therefrom, and governmental requirements and limitations of general application as to production rates on the operations of any property;

                  (viii) the reservations, limitations, provisos and conditions in any original grants from the Crown of any of the lands or interests herein and statutory exceptions to title;

                  (ix) any capital lease or purchase money security interest upon property created or assumed to secure all or any part of the funds required for the lease or purchase of such property, and shall include any extension, renewal or replacement thereof upon the same property if the principal amount of the indebtedness secured thereby is not increased; and

                  (x) Security Interests in favour of the Holder or made with the prior consent in writing of the Holder;

         (o) "Person" includes any individual, corporation, company, partnership, association, estate, trust or government or any agency or political subdivision of any government;

         (p) "Secured Obligations" means all indebtedness, liabilities and obligations of the Company under this Debenture, including, without limitation, payment of the Principal, interest thereon and interest on overdue interest, payment of all other amounts required to be paid by the Company hereunder, and compliance by the Company with all other covenants, indemnities, terms, conditions, agreements and other requirements herein contained;

1.2      Interpretation
         --------------

         For the purposes of this Debenture, except as expressly provided or unless the context requires otherwise:

         (a) the headings used throughout this Debenture are for ease of reference only and shall not in any way affect the meaning or interpretation of this Debenture;

         (b) any reference herein to a numbered or lettered part or section refers to the specified part or section of this Debenture;

         (c) "hereto", "herein", "hereof", "hereunder" and similar expressions refer to this Debenture and not to any particular part or section of this Debenture;

         (d) a body corporate is "controlled" by a Person if that Person is entitled directly or indirectly in any manner whatsoever to vote or exercise direction over the voting securities of the body corporate which carry more than fifty (50%) per cent of the votes attached to all issued securities of the body corporate, which votes if exercised would be sufficient to elect a majority of the directors of the body corporate;

         (e) any words or expressions contained in this Debenture which impart the singular number include the plural number and vice versa;

         (f) any words or expressions contained in this Debenture which impart any gender include all genders; and

         (g) all dollar amounts expressed herein refer to lawful currency of Canada.

1.3      Schedules
         ---------

         The following schedule attached hereto is hereby incorporated into and forms part of this Debenture:

                  Schedule "A"              Conversion Form
                  Schedule "B"              Permitted Encumbrances

1.4      Proper Law and Attornment
         -------------------------

         This Debenture and all matters arising hereunder shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. Each of the parties hereto, by the execution and delivery of this Debenture, irrevocably and unconditionally, with respect to any matter or thing arising out of or pertaining to this Debenture, hereby attorns and submits to the jurisdiction of the courts of the Province of Alberta for the determination of all matters arising pursuant to this Debenture.

1.5      Non-Business Days
         -----------------

         Whenever any payment hereunder (whether in regard to principal, interest or otherwise) shall become due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day. During an extension under this Section of any due date for payment of any principal sum, interest shall be payable to the date of actual payment of such principal sum at the rate payable hereunder.

1.6      Application of Payments
         -----------------------

         All payments made in respect of the repayment of this Debenture shall be applied first to payment of interest and secondly to payment of principal.


                              ARTICLE 2 - DEBENTURE
                              ---------------------

2.1      Issue
         -----

         This Debenture is issued in the principal sum referred to on the face page of this Debenture.

2.2      Payment on Maturity Date
         ------------------------

         The Company shall make payment of the principal sum and interest outstanding hereunder on the Maturity Date unless extended at the option of the Holder of this Debenture which shall provide him with the right to extend the Maturity Date for a period not to exceed three (3) years from the Maturity Date (the "Extended Maturity Period").

2.3      Equitable Standing
         ------------------

         If at any time after June 1st, 2000 the terms of any further loans, debentures or financing of any kind contain economic terms that the Holders determine to be more favorable to those economic terms represented under this Debenture, then such terms will be extended to all Holders, provided that the Holders agree to be bound by all terms contained in such further financing for the Company. For greater certainty, this section 2.3 will have no retrospective effect and all previously advanced funds by any Holder will be on the same economic terms outlined in this Debenture.

                             ARTICLE 3 - REDEMPTION
                             ----------------------

3.1      Company's Right to Redemption
         -----------------------------

         This Debenture is not redeemable by the Company in whole or in part prior to the Maturity Date without the express written consent of the Holder. The Company shall have the right to redeem this Debenture at any time during the Extended Maturity Period by providing the Holder with written notice of the intent to redeem this Debenture.


                             ARTICLE 4 - CONVERSION
                             ----------------------

4.1      Holder's Right to Convert Principal and Interest
         ------------------------------------------------

         Subject to Section 4.2 and all applicable regulatory approvals, the Holder shall have the right at any time and from time to time prior to the expiry of three (3) months from the Maturity Date or the Extended Maturity Period, at its option, to convert all or any portion of the then outstanding principal sum of this Debenture and Interest into Common Shares and Warrants (collectively referred to as the "Units") on the Conversion Basis and at the Conversion Price, with fractional entitlements, if any, on the principal sum of this Debenture converted by the Holder being disregarded. Each Unit shall consist of: (i) one (1) Common Share; and (ii) one (1) share purchase warrant (the "Warrant"), such warrant to entitle the Holder to purchase additional Common Shares at Seventy Five ($0.75) Cents.

4.2      Holder's Conversion Procedure
         -----------------------------

         (a) The Holder's conversion privilege herein provided for may be exercised at any time by delivering to the Company this Debenture together with the conversion form attached as Schedule "A" hereto duly executed by the Holder, indicating what portion of the principal sum of this Debenture the Holder then wishes to convert.

         (b) The completion by the Holder of the conversion form attached as Schedule "A" hereto and the surrender of this Debenture to the Company for conversion shall be deemed to create and constitute a contract between the Holder and the Company whereby:

                  (i) the Holder or its nominee designated in the conversion form subscribes for the number of Units which it shall be entitled to receive upon such conversion;

                  (ii) provided the Units so subscribed for are issued as fully paid and non- assessable, the Indebtedness so converted is satisfied and discharged to the extent this Debenture is converted upon payment to the Holder of interest as provided in Section 4.2(e); and

                  (iii) the Company and the Holder agree that the satisfaction and discharge of the Indebtedness evidenced by this Debenture, to the extent of the principal sum so converted, and surrender thereof for conversion, constitutes full payment of the subscription price for the Units issuable on such conversion and thereafter such portion of the principal sum under this Debenture shall not be considered outstanding hereunder and the Holder shall have no right with respect to such principal except to receive the certificate or certificates for Common Shares and Warrants.

         (c) On any conversion of the principal sum of this Debenture into Units in accordance with the provisions hereof, the certificates for Common Shares and the Warrants resulting therefrom shall be registered in the name of the Holder or in the name of such Person as the Holder shall designate in the conversion form delivered to the Company under Section 4.2(a).

         (d) The right of the Holder to convert the principal sum of this Debenture, in whole or in part, into Units shall be deemed to have been exercised, and the Holder or its nominee shall be deemed to have become the holder of Units of record for all purposes, on the date of receipt by the Company of the appropriate conversion form duly completed together with this Debenture notwithstanding any delay in the delivery to the Holder or its nominee of the certificates representing the Common Shares and the Warrants into which the principal sum of this Debenture or any portion thereof has been converted.

         (e) Unless otherwise agreed between the Company and the Holder, upon receipt by the Company of this Debenture and the conversion form indicating the portion hereof to be converted, the Company shall within ten (10) Business Days of such receipt, deliver or cause to be delivered to the Holder or its nominee;

                  (i) a certificate or certificates with appropriate restrictive legends representing the number of Common Shares and Warrants being acquired upon the conversion of the Debenture;

                  (ii) a Debenture in the principal amount equal to the principal amount of Debenture not converted;

                  (iii) a bank cheque in the amount of all accrued and unpaid interest (if the Holder has elected to have the Interest paid in cash), together with all amounts then due and payable in accordance with the terms hereof, in respect of the Debenture tendered for conversion; and

                  (iv) if the Holder has elected to have the Interest paid in Units, certificates with appropriate restrictive legends representing such number of Units as equals such Interest divided by the Conversion Price calculated on the Conversion Date.

4.3      Adjustment of Conversion Rights
         -------------------------------

         The Conversion Price shall be adjusted:

         (a) In case of any reclassification of, or other change in (including a change resulting from consolidation or subdivision) the outstanding Units; or in case of any issue of Common Shares or any other voting shares in the Company (or securities convertible into Common Shares or any other voting shares in the Company) to all or substantially all of the holders of its outstanding Common Shares or any other voting shares in the Company by way of a formal stock dividend; or in case of any sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, this Debenture shall, after such reclassification, change, issue, amalgamation, merger, statutory arrangement or sale, be convertible into the number of shares or other securities or property of the Company, or such continuing, successor or purchasing corporation, as the case may be, to which a Holder of the number of Units as would have been issued if this Debenture had been converted immediately prior to such reclassification, change, issue, amalgamation, merger, statutory arrangement or sale, would have been entitled upon such reclassification, change, issue, amalgamation, merger, statutory arrangement or sale. The Conversion Basis and the Conversion Price hereunder shall be adjusted accordingly.

         (b) If after the issue of this Debenture, the Company issues or agrees to issue shares, options, warrants or any other security at a price of less than Fifty ($0.50) cents per common share, or if the Company issues or agrees to issue convertible securities entitling the holder to convert to shares at a price of less than $.50 per share then the Conversion Price referred to in 1.1(g)(i) shall be reduced to a price equal to the lowest issue price per share between the date of issue of this Debenture and the date of conversion, provided that in any event the Conversion Price shall not be reduced to less than Twenty ($0.20) Cents per common share.

4.4      Notice of Special Matters
         -------------------------

         The Company covenants with the Holder that so long as this Debenture remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in Section 4.3 which may give rise to an adjustment in the Conversion Price, and, in each case, such notice must specify the particulars of such event and the record date and the effective date for such event. Such notice must be given not less than ten (10) Business Days in each case prior to such applicable record date.

4.5      Certificate as to Adjustment
         ----------------------------

         The Company will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.3, deliver an officer's certificate to the Holder specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.6      Company to Reserve Shares
         -------------------------

         The Company covenants with the Holder that the Company will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of this Debenture as provided in this Debenture, and issue to the Holder or its nominee if the Holder exercises its conversion rights hereunder, such number of Common Shares as will then be issuable upon the conversion of this Debenture. The Company covenants with the Holder that all Common Shares which will be so issuable will, on surrender and conversion of this Debenture in accordance with the terms of this Debenture, be duly and validly issued as fully paid and non-assessable.

4.7      Applicable Securities Legislation
         ---------------------------------

         The Company will not, directly or indirectly, do any act or thing or, to the extent that it is able, permit any act or thing to be done, which would remove or deny any registration or prospectus exemption available under any applicable securities legislation with respect to the issuance of Common Shares and Warrants upon the exercise of the conversion rights contained in this Debenture.

                              ARTICLE 5 - SECURITY
                              --------------------

5.1      Grant of Security
         -----------------

         As continuing security for the payment, observance and performance by the Company of the Secured Obligations, but subject to the Permitted Encumbrances and to the exception contained in Section 5.2, the Company hereby:

         (a) grants, assigns, conveys, mortgages and charges as and by way of a fixed and floating charge to and in favour of the Holder
                  (i) all of the Company's present and after- acquired right, title, estate and interest (whether freehold, leasehold, profit a prendre or otherwise, and whether legal or equitable, corporeal or incorporeal) in and to all real property and fixtures now or hereafter owned by the Company wherever located, and (ii) all other assets including all intellectual property rights.

         (b) grants, assigns, conveys, mortgages and creates a security interest to and in favour of the Holder, and the Holder hereby takes a continuing security interest, in all of the Company's present and after-acquired personal property (including all goods, chattel paper, securities, documents of title, instruments, money, accounts receivable and intangible, as these terms are defined in the personal property legislation of the relevant jurisdictions), wherever located; and

         (c) grants, assigns, mortgages and creates a security interest to and in favour of the Holder, and the Holder hereby takes a security interest in, all proceeds derived directly or indirectly from any dealing with any of the foregoing property (or any dealing with such proceeds), whether or not for the same type, class or kind as the original property, including a right to an insurance payment or any other payment as indemnity or compensation for loss or damage, and payments made in total or partial discharge of an intangible, chattel paper, an instrument, a security or a mortgage or charge in respect of an interest in land or other property;

provided that, until an Event of Default, the Company may dispose of or deal with the Mortgaged Property in the ordinary course of its business and for the purpose of carrying on the same.

5.2      Last Day of Term Excluded
         -------------------------

         Notwithstanding any other provisions of this Debenture, the Charge shall not extend or apply to the last day of the term of any lease or agreement therefor, whether oral or written, now held or hereafter acquired by the Company but should the Charge become enforceable and the Holder shall have determine to enforce the same, the Company shall thereafter stand possessed of such last day and shall hold it in trust to assign the same to any person who may acquire such term or the part thereof hereby mortgaged and charged in the course of any enforcement of the Charge or any realization of the subject matter thereof.

5.3      Attachment
         ----------

         The Company acknowledges that the Charge attaches upon the execution of this Debenture (or in the case of any after-acquired property, upon the date of acquisition thereof), that value has been given, and the Company has, or in the case of after-acquired property, will have, rights in the relevant Mortgaged Property. The security granted hereby shall be forthwith registered as and when directed by the Holder of this Debenture.

5.4      Further Assurances and After-Acquired Property
         ----------------------------------------------

         (a) The Company shall at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, transfers,

                  Security Interests and assurances which the Holder may reasonably request in order to give effect to the provisions hereof;

         (b) The Company hereby authorizes the Holder to execute and register such financing statements, financing charge statements and other documents as the Holder may deem appropriate to perfect on an ongoing basis and continue the Charge, and to protect and preserve the Charge and the Company hereby irrevocably constitutes and appoints any officer from time to time of the Holder the true and lawful attorney of the Company, with full power of substitution, to do any of the foregoing in the name of the Company whenever and wherever it may be deemed necessary or expedient.

5.5      Effect of Amalgamation
         ----------------------

         The Company acknowledges and agrees that, in the event it amalgamates with any other company or companies, it is the intention of the Company and the Holder that the term "Company" when used herein shall apply to each of the amalgamating company and to the amalgamated company, such that the Charge shall secure the indebtedness of each of the amalgamating companies and the amalgamated company to the Holder at the time of amalgamation and any indebtedness of the amalgamated company to the Holder thereafter arising. The Charge shall attach to all of the Mortgaged Property owned by each company amalgamating with the Company, and by the amalgamated company, at the time of amalgamation, and shall attach to any Mortgaged Property thereafter owned or acquired by the amalgamated company when such becomes owned or is acquired.

5.6      Subordination of Security
         -------------------------

         For greater certainty, it is agreed that the charge constituted hereby shall rank subordinate in all respects and for all purposes whatsoever to any and all Security Interests referred to in section (i) of the definition of Permitted Encumbrances, and the Holder agrees to execute and deliver from time to time at the request of the Company, documentation in favour of the Company's bankers to further evidence such subordination.


                  ARTICLE 6 - POSSESSION AND USE UNTIL DEFAULT
                  --------------------------------------------

6.1      Possession
         ----------

         Unless and until an Event of Default shall have occurred and is continuing, the Company may, subject to the express terms hereof:

         (a) possess, operate, manage, use and enjoy the Mortgaged Property and control the conduct of its business, and take and use the incomes and profits thereof; and

         (b) exercise, enjoy and enforce all of its rights and remedies under any agreement subject to the Charge hereof.


                    ARTICLE 7 - REPRESENTATIONS AND COVENANTS
                    -----------------------------------------

7.1      Representations and Warranties
         ------------------------------

         The Company represents and warrants to the Holder as follows and acknowledges that the Holder is relying upon such representations and warranties:

         (a) the Company has been duly incorporated and organized and is validly subsisting as a corporation under the laws of the State of Minnesota;

         (b) the Company has the corporate power and capacity to enter into and perform its obligations under this Debenture, and this Debenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms;

         (c) neither the execution and delivery of this Debenture nor performance by the Company of its obligations hereunder;

                  (i) will constitute a default under or be in contravention or breach of:

                           (A)      any provision of the articles of
                                    incorporation or any by-law, unanimous
                                    shareholders agreement or other constating document or governing corporate document of the Company, or any agreement or instrument to which the Company is a party or by which it is bound; or

                           (B) any judgment, decree, order, law, statute, rule or regulation applicable to the Company or its business or assets; or

                  (ii) will adversely affect the Company, its business or assets in any material respects.

7.2      General Covenants
         -----------------

         The Company covenants and agrees with the Holder that so long as the Debenture remains outstanding:

         (a) the Company will maintain its corporate existence in good standing under the laws of Minnesota;

         (b) the Company will preserve and protect its business and its income, goodwill and reputation;

         (c) the Company will maintain in good standing all licenses and permits required in order to carry on its business; and

         (d) the Company will comply in all respects with all laws, regulations, rules, ordinances, orders and decrees applicable to it, its business or any of its principal assets.


                          ARTICLE 8 - EVENTS OF DEFAULT
                          -----------------------------

8.1      Events of Default
         -----------------

         Notwithstanding anything in this Debenture, upon the occurrence of any of the following events, at the option of the Holder, all obligations hereunder of the Holder to the Company shall cease and the Principal, all interest, fees and arrears of interest shall become immediately due and payable:

         (a) if the Company makes a default in payment of the Principal or any interest thereon or any other amounts payable by the Company hereunder; or

         (b) if the Company or any of its subsidiaries becomes insolvent or bankrupt or makes a proposal or files for an assignment for the benefit of creditors under the Bankruptcy and Insolvency Act (Canada) or similar legislation in Canada or any other jurisdiction, or a petition in bankruptcy is filed against the Company, or steps are taken under any legislation by or against the Borrower seeking its liquidation, winding-up, dissolution or reorganization or any arrangement or composition of its debts.

         (c) if the Company should default or be in breach of the performance or observance of any part of the covenants, agreements, conditions, warranties or representations on the part of the Company to be kept, observed, performed or given by virtue hereof or any collateral or supplemental agreement hereto, or any other agreement whatsoever entered into between the Company and the Holder, or should any other person, firm, or company being a party to this Debenture or to any agreement supplemental or collateral hereto fail to carry out or observe any covenant or condition herein or therein on its part to be observed or performed;

         (d) if any representation or warranty made by the Company with respect to this Debenture or any other information provided in support of the Company's application to the Holder is found to be materially incorrect;

         (e) if the Company shall create or attempt to create any mortgage or charge or permit any lien to be created ranking in priority to or pari passu with this Debenture except as otherwise permitted herein;

         (f) if the Company should fail to pay any charges, rents, taxes, or rates on leasehold property, or other charges of a like nature, or if the Company fails to observe and perform any of the covenants, payments or conditions in any lease, license, concession, agreement, mortgage, agreement for sale, charge or encumbrance;

         (g) if the Company makes default, beyond any period of grace provided with respect thereto, in the payment of the principal or interest forming part any other borrowed money, or in the performance of any term, condition or covenant contained in any instrument under which any such indebtedness is outstanding and is a consequence of such default and maturity of any such indebtedness is accelerated;

         (h) if an order shall be made or an effective resolution passed for the winding-up of the Company, or if a Petition is filed for the winding-up of the Company;

         (i) if the Company passes or purports to pass any resolution or takes or purports to take any corporate proceedings to enable it to take proceedings for its dissolution or liquidation or amalgamation;

         (j) if the Company shall lose its charter by expiration, forfeiture or otherwise or if a receiver or receiver-manager or any other party with like powers shall be appointed;

         (k) if any execution, distress, sequestration or any other process of any court become enforceable against the Company, or if a distress or analogous process is levied upon the property of the Company or any part thereof, PROVIDED however that such execution, sequestration or other process is not in good faith being disputed by the Company, and the Holder does not, in its sole discretion, feel that such execution, distress, sequestration or other process hereinbefore referred to jeopardizes or impairs its security, or prejudices the rights of the Holder; and

         (l) if the Holder so requires, the Company shall provide further security which, in the absolute discretion of the Holder shall be deemed by the Holder sufficient to pay in full the amount claimed in the event that the execution, distress, sequestration or any other process as hereinbefore referred to is held to be valid against the Company; and

         (m) provided further that if the Company shall desire to contest same, it shall give Security which in the absolute discretion of the Holder shall be deemed sufficient to pay in full the amount claimed in the event it shall be held to be a valid claim;

         (n) if there occurs any material adverse change in the reasonable opinion of the Holder, in the business, prospects, property, assets or condition, financial or otherwise, of the Company or, if the Company defaults under any other loan or mortgage to which it is a party;

8.2      Waiver of Default
         -----------------

         Upon the occurrence of an Event of Default the Holder may, then or at any time thereafter, in writing, waive such Event of Default, in which case the position of the parties hereto and the status of the Mortgaged Property shall be as if such Event of Default had not occurred and the floating charge herein contained shall be deemed not to have been fixed and crystallized. A waiver of an Event of Default shall not extend to or be taken in any manner whatsoever to affect any subsequent Event of Default, whether similar or not, or the rights resulting therefrom.


                         ARTICLE 9 - GENERAL PROVISIONS

9.1      Notices
         -------

         All notices and other communications required or permitted pursuant to or in relation to this Debenture shall be in writing and shall be:

         (a) personally served upon the Company or upon the Holder, as the case may be, in which case such notice or other communication shall conclusively be deemed to have been given to the addressee at the time of service; or

         (b) communicated by regular mail posted in Canada to the addressee at the following respective addresses:

                           For the Company:
                           Autoco.com, Inc.

                           Suite 630, 840 - 6th Avenue S.W.
                           Calgary, AB, Canada T2P 3E5
                           Attention: Chairman of the Board
                           --------------------------------

                           For the Holder:
                           _______________________
                           _______________________
                           _______________________
                           _______________________

                  in which case such notice shall conclusively be deemed to have been given to the addressee thereof upon the third Business Day from the date of mailing in Canada.

         Each party hereby may, from time to time, by notice to the other parties, change its address for service.

9.2      Equitable Remedies
         ------------------

         The Company acknowledges that damages may be an inadequate remedy for the breach or default in observance or performance of its obligations under this Debenture, and accordingly the Company agrees that in the event of an actual or anticipatory breach or default in observance of performance of any of its obligations hereunder, the same may be enforced by specific performance, injunction or such other equitable remedy, in lieu of damages, as the Holder may in its sole and absolute discretion consider advisable and as may be awarded by a court of competent jurisdiction.

9.3      No Rights as to Underlying Shares
         ---------------------------------

         This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into Common Shares in accordance with the terms hereof.

9.4      Amendments
         ----------

         Neither this Debenture nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

9.5      Time of the Essence
         -------------------

         Time is expressly declared to be of the essence of this Debenture in respect of all payments to be made hereunder, the exercise of any redemption and conversion rights hereunder, and all covenants and agreements to be performed and fulfilled.

9.6      Severability
         ------------

         If any covenant or obligation of any party contained herein, or if any provision of this Debenture or its application to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Debenture or the application of such covenant or obligation to Persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each provision and each covenant and obligation contained in this Debenture shall be separately valid and enforceable, to the fullest extent permitted by law or at equity.


9.7      Parties In Interest
         -------------------

         This Debenture shall enure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.


9.8      Assignment
         ----------

         The rights of the Holder under this Debenture shall be assignable in whole or in part, from time to time, upon the provision of written notice to the Company of such assignment.


9.9      Holder's Right of Sale
         ----------------------

         The Holder may sell his interest in whole or in part, and the Company hereby agrees to fracture and issue new documentation in the amounts and names specified by the Holder. The Holders of no less than $125,000.00 worth of Debentures or, after conversion, such number of Common Shares as are issued from that value of Debentures shall have the right to request the Company to make a Registration Statement filing with the Securities and Exchange Commission which shall remain effective for twelve (12) months. The Company shall not be required to make more than two (2) Registration Statement filings in any one calendar year.

              [the remainder of this page left blank intentionally]

9.10     Subsequent Debentures and Security
        ----------------------------------

         If the Holder and the Company agree to additional Debenture financing, the parties hereby agree that such additional financing shall rank pari passu with the Debentures previously issued, and security therefore shall be aggregated between all such Debentures on a pro rated basis. The parties further agree that an amendment shall be issued to the Debenture, subject to the agreement of the Holder, adjusting the security and ranking of debt.


         IN WITNESS WHEREOF the Company has executed this Debenture on the date first above written.

                                       AUTOCO.COM, INC.

                                       Per:
                                            ------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  SCHEDULE "A"

                                 CONVERSION FORM

         The undersigned hereby irrevocably elects to convert _______________ ($ __________) of the principal sum and _______________ ($ __________) of the interest of the Convertible Debenture granted by Autoco.com, Inc. (the "Company") to ______________________ dated June ____, 2000 (the "Debenture")
into Common Shares and Warrants of the Company on the Conversion Basis and at the Conversion Price (as defined in the Debenture). Please issue, register and deliver the Common Shares and Warrants (as defined in the Debenture) in the name of:


------------------------------------------------------------------------------
                                 (Name, Address)




         DATED this ____ day of __________, 2000.



                                            ------------------------------------
                                            Name:

                                  SCHEDULE "B'

                             PERMITTED ENCUMBRANCES


NONE

                                 AUTOCO.COM, INC
                                SUBSCRIPTION FORM

         9% SECURED EXTENDABLE CONVERTIBLE DEBENTURES DUE JUNE 30, 2001

The Debentures referred to herein have not been registered under the Securities Act of 1933, as amended, (the "1933 Act"), or registered or qualified under applicable state securities laws and is being offered in reliance on exemptions from the registration requirements of the 1933 Act and such state securities laws. Such debentures have not been approved or disapproved by the Securities and Exchange Commission, any state securities agency or any other regulatory authority, and none of the foregoing authorities has made a determination that the offering of the Debentures is exempt from registration or has passed upon or endorsed the merits of an investment in the Debentures. Any representation to the contrary is unlawful.

The Debentures referred to herein may be acquired for investment purposes only and not with a view toward its distribution or resale. Such Debentures are subject to restrictions on transfer and resale and may not be mortgaged, pledged, hypothecated or otherwise transferred or resold in the United States or to a United States resident except as permitted under the 1933 Act and applicable state securities laws, pursuant to registration thereunder or exemption therefrom.

TO:      AUTOCO.COM, INC. (the "Company")

WHEREAS:

A. The undersigned wishes to subscribe for one of a series of nine (9%) per cent secured, extendable, convertible debentures for up to One Million Five Hundred Thousand ($1,500,000.00) Dollars (CDN) of the Company dated June ___, 2000 between the Company, the undersigned, and others (the "Debenture"); and

B. All capitalized terms used herein shall have the same meanings as defined in the Debenture, unless otherwise stated herein;


NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1. The undersigned hereby subscribes for ______________ ($___________) Dollars worth of the Debenture of the Company the principal of which Debenture is convertible into Units at the rate of Fifty ($0.50) Cents per Unit where each Unit consists of one Common Share ("Common Share") of the Company and one share purchase warrant ("Warrant") entitling the subscriber to purchase one additional Common Share at a price of Seventy Five ($0.75) Cents, subject to Article 4.3 of the Convertible Debenture. Reference to Units is for convenience only. Certificates evidencing Common Shares and Warrants will be issued by the Company on conversion of the Debentures. The exercise of the Warrant must be made within three (3) months from the Maturity Date or the Extended Maturity Period, as defined in the Debenture.

2. Upon the receipt of the Conversion Notice, the Company will promptly issue to the undersigned certificates for the Common Shares and the Warrants evidencing the undersigned's ownership of the Common Shares and Warrants of the Company that are subscribed for in accordance with the Debenture.

3. The undersigned hereby represents and warrants that the undersigned at the date hereof and at Closing:

         (a)      is acting as principal;

         (b) if an individual, has the capacity and competence to enter into and be bound by the document;

         (c) if a Company, partnership, unincorporated association or other entity, is legally competent to execute this document, and to take all actions required pursuant thereto, and further certifies that all necessary approvals of directors, shareholders, partners, members or otherwise has been given;

         (d) shall promptly provide such evidence of status as the Company may reasonably request;

         (e) will execute and deliver within the applicable time periods all documentation as may be required by applicable Canadian securities legislation and regulation to permit the purchase of the Debenture in accordance with the terms herein set forth;

         (f) has no knowledge of a "material fact" or "material change" (as those terms are defined in the Securities Act (Alberta) in the affairs of the Company that has not been generally disclosed to the public, save knowledge of this particular transaction;

         (g) is knowledgeable in financial and business affairs so as to be capable of evaluating the merits and risks of this investment and is able to bear the economic risk of loss of this investment;

         (h) has no commitment to pay, or any obligation in respect of commissions or similar agreement to any third party arising out of this agreement;

         (i) has no knowledge that the sale of the Debenture was effected by means of advertisement in printed media of general and regular paid circulation, radio or television;

         (j) has no knowledge that any person has made to the undersigned any written or oral representations;

                  (i) that any person will resell or repurchase the Debenture;

                  (ii) that any person will refund the purchase price of the Debenture;

                  (iii)    as to the future price or value of the Debenture;

         (k) acknowledges that the foregoing representations and warranties are made by the undersigned with the intent that they may be relied upon by the Company in determining the undersigned's eligibility to purchase the Debenture under the relevant securities legislation. The undersigned further agrees that by accepting the Debenture on the Closing, the undersigned will be representing and warranting that the foregoing representations and warranties are true as at Closing and that they shall survive the purchase by the undersigned of the Debenture and shall continue in full force and effect notwithstanding any subsequent disposition by the undersigned of the Debenture; and

         (l) acknowledges that the Debenture acquired pursuant to this subscription shall be subject to the provisions of the applicable securities legislation in Canada requiring that the Debenture be held indefinitely by the undersigned, subject to the use of applicable statutory exemptions, obtaining of a discretionary exemption order or other applicable securities law requirements.

4. The undersigned hereby represents and warrants that he understands that the Company is relying upon the statutory exemptions contained in the Securities Act (Alberta), on the basis that the undersigned falls into one of the following categories and has checked the appropriate category:

PLEASE CHECK ONE OF:

For Alberta:

                _____      Minimum Acquisition Cost, 65(1)(e), 107(1)(d)

                  (i)      is an Alberta resident;

                  (ii)     is purchasing the Debenture as principal;

                  (iii) if it is a Company or syndicate, partnership, or other form of unincorporated organization, was not created solely to permit purchases pursuant to the aforesaid exemption; and

                  (iv) is purchasing the Debenture for an aggregate acquisition cost of not less than Ninety Seven Thousand ($97,000.00) Dollars;

                  OR

                  _____    Close Friends and Business Associates, 65(1)(y),
                           107(1)(z)

                  (i)      is an Alberta resident;

                  (ii)     is a senior officer or director of the Company;

                  (iii) is a senior officer or director of an affiliate of the Company;

                  (iv) is a spouse, parent, brother, sister or child of any person referred to in subclause (ii) or (iii) (name that person:______________________);

                  (v) is a company all of whose voting securities are beneficially owned by one or more or the persons referred to in subclauses (ii), (iii) or (iv);

                  (vi) is a close friend or business associate of a promoter of the Company (name that person:________________________); or

                  (vii) is a company all of whose voting securities are beneficially owned by a single close friend or a single business associate of a promoter of the Company (name that person:____________________).

For Ontario:


                  _______  Minimum Acquisition Cost, 35(1)(5), 72(1)(d)

                  (i)      is a resident of Ontario;

                  (ii)     is purchasing the shares as principal; and

                  (iii) is purchasing the shares for an aggregate acquisition cost of not less than $150,000.

                  _______  Seed Capital, 35(1)(21), 72(1)(p)

                  (i)      is a resident of Ontario;

                  (ii)     is purchasing the shares as principal;

                  (iii) is an investor who, by virtue of net worth and investment experience or by virtue of net worth and investment experience or by virtue of consultation with or advice from a person or company who is not a promoter of the issuer whose securities are being offered and who is a registered adviser or a registered dealer, is able to evaluate the prospective investment on the basis of information respecting the investment presented by the issuer;

                  (iv)     a senior officer or director of the issuer;

                  (v) a parent, brother, sister or child of the person mentioned in sub-paragraph (b)(iv); and

                  (vi) a person of the opposite sex to whom the person mentioned in sub-paragraph (b)(iv) is married or with whom the person is living in a conjugal relationship outside marriage.

5. The warranties contained in paragraphs 3 and 4 will survive the Closing.

6. The undersigned further acknowledges as of the date below and at the Closing that the undersigned has not received a prospectus filed by the Company with the applicable securities regulatory authorities in Canada in connection with the issuance of the Debenture, the issuance is exempted from the prospectus requirements of the applicable Canadian securities legislation and that:

         (a) the undersigned is restricted from using most of the civil remedies available under applicable securities legislation;

         (b) the undersigned may not receive information that would otherwise be required to be provided to him under applicable securities legislation; and

         (c) the Company is relieved from certain obligations that would otherwise apply under applicable securities legislation.

7. The parties to this subscription will execute, complete and deliver other documents, transfers, deeds, assurances and procedures necessary, in the opinion of counsel for the Company, for the purpose of giving effect to or perfecting the transactions contemplated herein.


8. This subscription enures to the benefit of, and is binding upon, the parties hereto and their successors and permitted assigns.

9. The Company will give all notices or other written communications with the undersigned concerning this subscription by hand or by registered mail addressed to the address given below, unless another address in writing is provided to the Company by the undersigned.

10. This subscription will be governed by and construed in accordance with the laws of Alberta.

11. All warranties, conditions, representations or stipulations of the Company, whether expressed or implied and whether arising hereunder or under prior agreement or statement, are expressly those of the Company. No person in the employment of, or acting as agent for, the Company has any authority to make or give any representation or warranty whatsoever in relation to the Units.


         DATED at ____________________, in the Province of Alberta, this ______ day of _______________, 2000.


---------------------------------         ------------------------------------
Witness to Signature of Subscriber        Signature of Subscriber
                                          (Name and address exactly as you wish
                                          them to appear on Debenture and in the
                                          register of Debenture Holders.)

---------------------------------         ------------------------------------
Name of Witness (please print)            Name of Subscriber (please print)

Address of Witness (please print)         Residential address of Subscriber
                                          (please print)

---------------------------------         ------------------------------------

---------------------------------         ------------------------------------

---------------------------------         ------------------------------------

---------------------------------         ------------------------------------


                               A C C E P T A N C E
                               -------------------

       This Subscription is hereby accepted this ____ day of ______, 2000.


                                          AUTOCO.COM, INC.

                                          Per:________________________________